UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2016

INTELIQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2016, Inteliquent, Inc. (the “Company”) announced the resignation of Kurt J. Abkemeier as the Company Chief Financial Officer and Executive Vice President.

On September 20, 2016, the Company’s Board of Directors appointed Eric Carlson as interim principal financial officer and interim principal accounting officer effective on September 24, 2016. The Company is currently identifying a candidate to serve as the Company’s Chief Financial Officer on a permanent basis. Mr. Carlson, 54, joined the Company in May 2004 and has served as Controller since that time. In addition, Mr. Carlson previously served as the Company’s interim principal financial officer and interim principal accounting officer from August 2013 to January 2014. Mr. Carlson holds a Bachelor of Science in Accounting from Eastern Illinois University and a Master of Business Administration in Finance from Northern Illinois University. Mr. Carlson is a certified public accountant and a member of AICPA and the Illinois CPA Society.

There are no arrangements or understandings between Mr. Carlson and any other persons pursuant to which he was appointed as an executive officer of the Company. There are no transactions between the Company and Mr. Carlson that would require disclosure under Item 404(a) of Regulation S-K. No family relationship exists between Mr. Carlson and any other director or executive officer of the Company.

A copy of the press release regarding Mr. Carlson’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated September 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIQUENT, INC.

Date: September 21, 2016	By:	/s/ Richard L. Monto
	Name:	Richard L. Monto
	Title:	General Counsel, Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 21, 2016